UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2008

BE AEROSPACE, INC.

(Exact name of registrant as specified in charter)

Delaware	0-18348	06-1209796
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification No.)

1400 Corporate Center Way, Wellington, Florida	33414
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (561) 791-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On October 13, 2008, BE Aerospace, Inc. (the “Company”) issued a press release announcing, among other things, its expected strong 2008 third quarter results and updates to financial guidance.  A copy of such press release is furnished herewith as Exhibit 99.1, attached hereto.

The press release includes net earnings per diluted share excluding certain acquisition-related and debt prepayment costs.  The Company uses net earnings per diluted share excluding certain acquisition-related and debt prepayment costs to evaluate its net earnings per diluted share and assess the operational strength and performance of its business.  The Company believes this financial measure is relevant and useful for investors because it allows investors to have a better understanding of its operating performance that was not affected by the acquisition-related and debt prepayment costs.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release, dated October 13, 2008, issued by BE Aerospace, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BE AEROSPACE, INC.

By:	/s/ Thomas P. McCaffrey
	Name:	Thomas P. McCaffrey
	Title:	Senior Vice President
and Chief Financial Officer

Date:	October 13, 2008

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

99.1	Press Release, dated October 13, 2008, issued by BE Aerospace, Inc.